Exhibit 10.13

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

COMPRESSION AGREEMENT

(CMO-1)

THIS COMPRESSION AGREEMENT (this “Agreement”) is between MidCon Compression, L.L.C. (“MidCon”) and Chesapeake Midstream Operating, L.L.C., an Oklahoma limited liability company (“CMO”). For purposes of this Agreement, CMO and its subsidiaries are referred to as “Gatherers.” MidCon and CMO are referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals:

A. This Agreement (“CMO-1”) is intended to and will cover the States of Arkansas, Colorado, Kansas, Louisiana, New Mexico, Oklahoma, Texas, and Wyoming.

B. The parties have entered into an additional Compression Agreement (“CMO-2”) executed the same date as this Agreement that covers all other areas of the United States not covered under this Agreement.

NOW, THEREFORE, in consideration of the covenants in this Agreement, the Parties agree as follows:

1. Definitions. The following capitalized terms used in this Agreement and the attached Schedules shall have the meanings set forth below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, whether by contract, voting power, or otherwise. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by,” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble.

“Applicable Law” means any applicable law, statute, rule, regulation, ordinance, order, or other pronouncement, action, or requirement of any Governmental Authority.

“Area of Exclusivity” means the area serviced by the gas gathering systems described in Schedule 4 and any extensions or subdivisions of such systems and any additional systems merged with such systems.

“Business Day” means any day except Saturday, Sunday, or Federal Reserve Bank holidays.

“CCD” or “Compression Commitment Document” means a written form in a mutually agreeable format used to facilitate an addendum to this Agreement for equipment requests by CMO pursuant to Section 2.1 or for Notice purposes by CMO for release, replacement, or relocation of Equipment pursuant to Section 4;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“CCD Unit Need Date” means the date originally set forth in Schedule 2 or a CCD on which Equipment is needed by CMO;

“Claims” is defined in Section 21.1.

“CMO” is defined in the preamble.

“CO2” is defined in Section 5.

“Contract Continuation Period” means any month-to-month period or 12-month period, as applicable, following the Initial Contract Period pursuant to Section 2.3.

“Contract Dispute” means any controversy, claim, or disagreement between or among Parties concerning the interpretation of this Agreement or any action taken pursuant hereto, other than the performance, non-performance, or exercise of rights under the provisions of this Agreement that do not concern the interpretation of the rights or provisions hereunder.

“Contract Start Date” means (i) for Equipment described in Schedule 1, the contract start date shown in Schedule 1 for such Equipment, which is the date on which the operation of such Equipment is deemed to have commenced hereunder, which date may be before the Effective Date and (ii) for Equipment operated by CMO from Schedule 2 or Schedule 3, the date on which such operation commences under Section 3.3.

“CPI-U” means the Consumer Price Index - All Urban Consumers published by the Bureau of Labor Statistics of the U.S. Department of Labor.

“Effective Date” means January 1, 2011.

“Equipment” means the compression and other equipment described in the Schedules.

“Execution Date” is defined on the signature page to this Agreement.

“Force Majeure Event” means any cause or event not reasonably within the control of the Party whose performance is sought to be excused thereby, including the following causes and events (to the extent such causes and events are not reasonably within the control of the Party claiming suspension): acts of God, strikes, lockouts, or other industrial disputes or disturbances, acts of the public enemy, wars, acts of terrorism, blockades, insurrections, civil disturbances and riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, storms, floods, and washouts; arrests, orders, requests, directives, restraints and requirements of governments and government agencies and people, either federal or state, civil and military; any application of government conservation or curtailment rules and regulations; inability to secure labor or materials; necessity for compliance with any court order or any Applicable Law; inclement weather that necessitates extraordinary measures and expense to construct facilities or maintain operations; or any other causes, whether of the kind enumerated herein or otherwise, not reasonably within the control of the Party claiming suspension. “Force Majeure Event” specifically excludes price changes due to market conditions or other changes in economics associated with the delivery, installation, use, maintenance, or redelivery of Equipment or the non-availability or lack of funds or failure to pay money when due.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Full-Rate Billing Fee” is defined in Section 3.6.

“Gatherers” is defined in the preamble.

“Governmental Authority” means any court, government (federal, state, local, or foreign), department, political subdivision, commission, board, bureau, agency, official, or other regulatory, administrative, or governmental authority.

“H2S” is defined in Section 5.

“High H2S/CO2 Gas” is defined in Section 5.

“Inflation Factor” shall mean the change, expressed as a percentage to two decimal places, of the CPI-U between the ** time periods of the ** most recent calendar years and shall be calculated as follows: ** where **. For illustration purposes, the inflation factor that would have been used for escalation on October 1, 2005 (pursuant to Section 3.9) would be:

**%.

“Initial Contract Period” means the minimum contract period beginning on the Contract Start Date for any Equipment as specified in Section 3.1.

“MidCon” is defined in the preamble.

“Monthly Base Rate” is the base fee amount shown on Schedule 1, Schedule 2 and Schedule 3 for the Equipment.

“Negotiation Notice” is defined in Section 27.1.

“Notice” is defined in Section 26.

“Party” and “Parties” are defined in the preamble.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association (whether incorporated or unincorporated), joint-stock company, trust, Governmental Authority, unincorporated organization, or other entity.

“ppm” is defined in Section 5.

“Pre-Startup Billing Fee” is defined in Section 3.4.

“Prime Rate” is defined in Section 7.3.

“Release Date” is defined in Section 2.3.6.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“RTS” means, with respect to any Equipment ordered by CMO, that MidCon holds such Equipment in inventory and such Equipment is ready to ship to Gatherers.

“Schedules” means Schedule 1, Schedule 2, Schedule 3 and Schedule 4 attached to this Agreement.

“Suspended-Usage Billing Fee” is defined in Section 3.5.

“Suspended-Usage Period” is defined in Section 3.5.

2. Provision of Equipment.

2.1	General. Subject to the terms and conditions herein, MidCon will provide CMO (i) compression equipment with the same or better specifications as described in the attached Schedule 1 and Schedule 2 (including any replacement Equipment) and (ii) any additional compression equipment listed on Schedule 3 that CMO requires from time to time. Upon the request by CMO for the contracting, from time to time, of any of the compression equipment listed on Schedule 3, the Parties shall execute and deliver a written addendum to this Agreement in a mutually agreeable format describing the Equipment so contracted, along with the Equipment’s Monthly Base Rate and Contract Start Date, and the CCD Unit Need Date. Such addendum shall be incorporated into this Agreement for all purposes and the Equipment listed therein shall become subject to the provisions hereof. MidCon may exchange any item of Equipment set forth on Schedule 1, Schedule 2 or Schedule 3 with Equipment of the same specifications (or better), provided, however, that MidCon has received CMO’s prior written consent as to the timing and manner of such exchange (such consent not to be unreasonably withheld or delayed).

2.2	Exclusivity.

2.2.1	General. Until the 7th anniversary of the Effective Date, MidCon will have the exclusive right to provide to Gatherers in the Area of Exclusivity the Equipment listed on Schedule 1, Schedule 2, and Schedule 3 and Equipment servicing contemplated in this Agreement. After the 7th anniversary of the Effective Date and until termination of this Agreement, Gatherers shall be free to contract with any third party for similar services offered herein. In the event that CMO determines a need for compression equipment not specified on Schedule 1, Schedule 2, or Schedule 3, the Parties will work in good faith for a period of 30 days to create a Monthly Base Rate for the compression equipment to be added to the Schedules, thereby extending the exclusivity arrangement provided herein to cover the added Equipment. In the event that such agreement is not reached, the Gatherers will be released from exclusivity for that equipment.

2.2.2	Terms. In consideration of such exclusivity commitment by Gatherers, Equipment ordered by CMO hereunder from Schedule 3 (i) that is in the

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

existing inventory of MidCon will be shipped and delivered by MidCon on no less than the highest priority that MidCon ships and delivers the same or similar equipment to any of its Affiliates and (ii) that is not in the existing inventory of MidCon shall be ordered by MidCon promptly from the manufacturer of such Equipment with the earliest possible delivery date. The exclusivity right of MidCon hereunder shall be suspended during periods when MidCon is not performing under this Agreement in a manner that will allow any Gatherer to perform its material obligations under its gathering agreements with its customers.

2.2.3	Third Party Units Leased by Gatherers. Upon the expiration or termination of the primary term of any compressor lease between Gatherers and a third party for compression equipment located in the Area of Exclusivity, MidCon shall have the right to provide, under the terms of this Agreement, any equipment needed by such Gatherers to replace such expired or terminated compressors if the market rates offered by MidCon for such equipment are as favorable to Gatherers as the rates then proposed or offered to Gatherers by third parties to lease or otherwise provide similar equipment in arms-length transactions, including the costs to transport the compressors to the installation site and to install and remove the compressors.

2.2.4	Exclusion for Gas Plant Electric Compressors and Turbines. In the event CMO elects to install electric compressors or turbines at existing or future gas plants, such purchase and installation will not be subject to the exclusivity obligations in this Section 2.2.

2.2.5	Purchase in Lieu of Contract Exclusivity. MidCon and CMO agree that in lieu of contracting for Equipment after the Execution Date from MidCon, CMO at its sole discretion, may purchase Equipment from MidCon’s Affiliate, Compass Manufacturing, L.L.C. (“Compass”), built to specifications that CMO determines. If Compass is unable or unwilling to sell the Equipment requested by CMO at the lesser of the following prices, then CMO may purchase such Equipment from any other party free from the exclusivity obligations in this Section 2.2: (i) the price that MidCon would normally pay Compass for such Equipment or (ii) **% of the market price CMO would pay for identical Equipment purchased in an arms-length transaction from a compressor packager other than Compass.

2.3

Commitment. Schedule 1 includes a description of the Equipment contracted hereunder as of the Execution Date, including the manufacturer, the Monthly Base Rate for such Equipment, the Contract Start Date for such Equipment, and a description of Gatherer’s site where such Equipment has been installed. The term for the Equipment shown in Schedule 1 will be deemed for purposes of this Agreement to have commenced on the applicable Contract Start Date shown in Schedule 1. Schedule 2 includes a description of all Equipment that has been ordered by CMO, but not yet delivered by MidCon. Schedule 3 includes a

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

description of the Equipment that may be requested by CMO after the Execution Date (and any replacement models for such Equipment), including the manufacturer of the Equipment, the performance and operating standards for such Equipment, and the Monthly Base Rate for such Equipment. Subject to the terms of this Agreement:

2.3.1	Trailer mounted mobile test compressors (test Equipment) requested by CMO from MidCon will have a 1-month Initial Contract Period.

2.3.2	For all other deployed Equipment: (i) any new Equipment greater than 400 HP requested by CMO from MidCon will have a 48-month Initial Contract Period, (ii) any previously used Equipment greater than 400 HP requested by CMO from MidCon will have a 24-month Initial Contract Period, and (iii) any Equipment less than or equal to 400 HP requested by CMO from MidCon (new or used) will have a 24-month Initial Contract Period;

2.3.3	Upon completion of the Initial Contract Period, Equipment not located in the State of Texas will continue to be subject to this Agreement on a month-to-month basis thereafter until released by CMO by Notice not less than one month before (i) the end of the Initial Contract Period or (ii) the end of any subsequent Contract Continuation Period;

2.3.4	Upon completion of the Initial Contract Period for any Equipment located in the State of Texas, the Equipment will continue to be subject to this Agreement for successive periods of 12 months thereafter until released by CMO by Notice not less than one month (i) before the end of the Initial Contract Period or (ii) during any subsequent Contract Continuation Period; and

2.3.5	Beginning on the tenth anniversary of the Effective Date, MidCon may release any Equipment subject to this Agreement by Notice not less than one month before (i) the end of the Initial Contract Period or (ii) the end of any subsequent Contract Continuation Period.

2.3.6	The date of release will be deemed the last day of the month after the month in which a Notice is given (“Release Date”).

3. Payment Terms.

3.1

Monthly Base Rates. Beginning on the Execution Date, CMO shall pay or cause to be paid the Monthly Base Rates shown for the Equipment in Schedule l, and such rates shall be escalated pursuant to Section 3.9 of this Agreement. Beginning on the Contract Start Date for the Equipment shown in Schedule 2, CMO shall pay or cause to be paid the Monthly Base Rates shown for such Equipment in Schedule 2, and such rates shall be escalated pursuant to Section 3.9 of this Agreement. If, pursuant to a request by CMO, MidCon provides any additional

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Equipment shown in Schedule 3, CMO shall pay or cause to be paid the Monthly Base Rates shown for such Equipment in the written addendum to this Agreement, and such rates shall be escalated pursuant to Section 3.9 of this Agreement. Such Monthly Base Rates include provision by MidCon of the Equipment and the performance by MidCon of the other services described herein in respect of such Equipment at no additional cost to CMO, except as set forth herein. CMO also shall be responsible for the payment of the footnoted amounts in Schedule 1, Schedule 2 and any written addendums to this Agreement.

3.2

Redetermination. Beginning no later than 12 months prior to the 7th anniversary of the Effective Date, the Parties shall enter into good-faith discussions to determine the Monthly Base Rates for all Equipment then subject to this Agreement and for the Equipment then listed on Schedule 3. Such Monthly Base Rates shall be redetermined to equal the market rates then being charged by third parties to lease or otherwise provide similar equipment in the Area of Exclusivity, as the case may be, in arms-length transactions, without considering the costs to transport the Equipment to the installation site and to install and remove the Equipment. Proposals or bids received by CMO from non-Affiliated parties to lease or otherwise provide similar equipment and services in the Area of Exclusivity shall be indicative of market rates. Upon reaching agreement on the redetermined Monthly Base Rates, the Parties shall amend the Schedules to this Agreement to include such redetermined Monthly Base Rates. Such redetermined Monthly Base Rates shall remain in effect until the 10th anniversary of this Agreement. If the Parties fail to reach agreement on redetermined Monthly Base Rates for any Equipment at least 6 months prior to the 7th anniversary of the Effective Date, the Monthly Base Rates specified on the Schedules shall remain in effect until the 10th anniversary for all Equipment subject to this Agreement and shall be escalated pursuant to Section 3.9.

3.3	Contract Start Date. For all Equipment described in Schedule 2 which has previously been ordered by CMO, but not yet delivered by MidCon as of the Execution Date, the Contract Start Date of such Equipment shall commence on the first day of the month following the later of (i) the date on which MidCon notifies CMO that the Equipment is RTS or (ii) the CCD Unit Need Date as set forth in Schedule 2. For all Equipment described in Schedule 3 which may be ordered by CMO from MidCon hereunder in the future, the Contract Start Date will commence on the date agreed to in the CCD for such Equipment.

3.4	Pre-Startup Billing Fee. Beginning on the Contract Start Date, a fee equal to **% of the Monthly Base Rate will be charged by MidCon on such Equipment (“Pre-Startup Billing Fee”) until such time as the Full-Rate Billing Fee (defined below) commences.

3.5

Suspended-Usage Billing Fee. In addition, should any Gatherer desire or expect the need to temporarily suspend usage of any Equipment in excess of 30 calendar days (“Suspended-Usage Period”), CMO may at any time request and MidCon will grant a reduction in Monthly Base Rate billings by charging a fee equal to

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

**% of the Monthly Base Rate (“Suspended-Usage Billing Fee”) for the Suspended-Usage Period beginning on the first day of the month following the request. Should the equipment be re-started during the Suspended-Usage Period, the Full-Rate Billing Fee will recommence as outlined in Section 3.6. MidCon and CMO agree that no rebilling for Suspended-Usage Billing Fees will occur for periods prior to the Execution Date of this Agreement.

3.6	Full-Rate Billing Fee. Equipment that commences operation or restarts after a Suspended-Usage Period shall be charged **% of the Monthly Base Rate by MidCon on such Equipment (“Full-Rate Billing Fee”) as outlined in this paragraph. Equipment that first commences operation or restarts after a Suspended-Usage Period between the first day and fourteenth day of the month will be invoiced the Full-Rate Billing Fee for the total number of days in such month. Equipment that first commences operation or restarts after a Suspended-Usage Period between the fifteenth day and the last day of the month will not be invoiced the Full-Rate Billing Fee for any days of such month. All other equipment (excepting equipment subject to the Pre-Startup Billing Fee or Suspended-Usage Billing Fee), will be invoiced the Full-Rate Billing Fee. Equipment will be billed either the Pre-Startup Billing Fee, the Suspended-Usage Billing Fee, or the Full-Rate Billing Fee, but not more than one of these fees, for any given month.

3.7	Cancellations. Orders placed by CMO for new Equipment to be built may be cancelled by CMO, at its discretion, subject to CMO’s reimbursing MidCon for all out-of pocket fees incurred by MidCon at the time of cancellation with respect to such cancellation. In the event that MidCon is unable to cancel the respective order (for either new or used Equipment) and CMO does not need the Equipment on the Contract Start Date, the Pre-Startup Billing Fee will be charged until the Equipment is utilized either by CMO or a third party customer.

3.8	Billing for Released Equipment. Equipment that has been released will be invoiced for the final billing month at the Full-Rate Billing Fee, Pre-Startup Billing Fee or Suspended-Usage Billing Fee in effect at the Notice of release.

3.9

Annual Rate Escalation. Through the 7th anniversary of the Effective Date, Monthly Base Rates will escalate effective October 1 of each year per Schedule 3. Beginning on the 7th anniversary of the Effective Date, Monthly Base Rates will escalate effective October 1 of each year in proportion to the Inflation Factor multiplied by **. In no event will the adjustment result in a decrease of the then current Monthly Base Rate. In the event the CPI-U ceases to be published without a designated replacement index, MidCon and CMO will mutually agree to an alternative price index reasonably similar to the CPI-U.

3.10

Monthly Base Rate Adjustments. Effective after the 10th anniversary of the Effective Date, upon Notice of not less than 30 days, MidCon shall have the right to adjust the Monthly Base Rate for any Equipment: (a) on Schedule 1 that has reached the end of its Initial Contract Period or Contract Continuation Period; or (b) on Schedule 3.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

3.11	Maintenance and Repair. Subject to the provisions of Section 13, MidCon shall be responsible for the maintenance and repair of the Equipment, as provided herein, except in cases where damage is due to a Gatherer’s gross negligence. Without limiting the foregoing, MidCon shall provide all lubricating oil and antifreeze for the Equipment in accordance with the manufacturer’s specifications as part of the services it provides hereunder.

3.12	On-skid Pollution Containment. As part of the services provided hereunder, MidCon shall include the on-skid equipment needed for pollution containment (but MidCon shall not be obligated to remove any liquids collected in such facilities).

4. Early Release, Release, Replacement, and Relocation.

4.1	Early Release. Except as provided for in Section 2.3, equipment subject to this Agreement may not be released early, unless mutually agreed to by MidCon and CMO.

4.2	Release. Terms of release are addressed in Section 2.3.

4.3	Replacement by CMO. CMO shall have the right, at any time during the Initial Contract Period or any Contract Continuation Period, to replace Equipment with any other Equipment either (a) available in MidCon’s uncommitted inventory or (b) MidCon Equipment located on another of CMO’s or its Affiliates’ sites that has completed its Initial Contract Period. Equipment transferred into a location under clause (a) above will have a Contract Start Date on the first day of the month after the Equipment is replaced and will have an Initial Contract Period for the term pursuant to Section 2.3. Equipment transferred into a location under clause (b) above shall have the same Contract Start Date and Initial Contract Period or Contract Continuation Period as the Equipment that is being replaced. Any billing changes for replacement under this section will take place on the first of the month after the Equipment being transferred into a location has been physically set on the location. If CMO provides Notice to MidCon that it elects to have MidCon replace any such Equipment, MidCon shall remove and replace such Equipment as soon as reasonably practicable. The sum of equipment nameplate horsepower replaced in any given calendar year under this Section 4.3 shall not exceed **% of the sum of CMO’s total contracted nameplate horsepower that is subject to a Pre-Startup Billing Fee, a Full-Rate Billing Fee, or a Suspended-Usage Billing Fee under this Agreement on January 1 of such calendar year.

4.4

Relocation. CMO shall have the right to request that MidCon change the location of any Equipment under this Agreement (including Equipment that has not yet been set at its originally intended location) by providing Notice from CMO to

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

MidCon. MidCon shall, as soon as reasonably practicable, relocate such Equipment as provided in CMO’s Notice. The new site will be billed commencing on the first day of the month immediately following the effective date of the relocation specified in the Notice. The old site will be billed through the end of the month in which the effective date of the relocation is specified in the Notice. A move of any Equipment will not result in a change to the Contract Start Date and Initial Contract Period or any subsequent Contract Continuation Period. Such relocation may occur to a site covered by a separate compression agreement between MidCon and an affiliate of CMO, and in such event, the Equipment will be released from this Agreement and added as contracted Equipment under such other agreement with the same Contract Start Date and Initial Contract Period or Contract Continuation Period as under this Agreement.

4.5	Costs. The actual out-of-pocket removal, transportation, and installation costs incurred by MidCon to release, replace, or relocate any Equipment in response to a request by CMO for such release, removal, or relocation, shall be paid by CMO.

4.6	Replacement by MidCon. MidCon shall have the right, at any time during the Initial Contract Period or any Contract Continuation Period, to replace Equipment with other equipment of equal or greater performance specifications, subject to CMO’s prior consent regarding the applicable timing and manner of such exchange, which consent shall not be unreasonably withheld or delayed. Any replacement shall be at MidCon’s sole cost and in coordination with CMO to minimize the downtime of the Equipment. The time that the Equipment is unavailable for operation under this section will count against MidCon for purposes of Section 11.

5. Hydrogen Sulfide; Carbon Dioxide. If the gas to be compressed contains quantities of Hydrogen Sulfide (“H2S”) in excess of ** parts per million (“ppm”) or quantities of Carbon Dioxide (“CO2”) in excess of **% by volume as indicated by gas analysis (“High H2S/CO2 Gas”), this Section 5 will apply.

5.1	Equipment Modification. Because of the high concentration of H2S, MidCon and CMO, by mutual consent, may modify or replace certain components of any affected Equipment, which modifications or replacements shall be solely related to the safety of personnel and the safe operation of the affected Equipment, so as to allow it to safely compress High H2S/CO2 Gas without undue damage or wear or risk to personnel. The reasonable cost of these equipment modifications will be borne by CMO.

5.2	Equipment Inspection and Repair. Upon return of the affected Equipment, there will be a joint inspection of the affected Equipment by MidCon and CMO. Any damages to the affected Equipment directly attributable to quantities of H2S in excess of 100 ppm or quantities of CO2 in excess of 5% in the gas stream, such as accelerated degradation, pitting, or excessive corrosion, will be remedied at the expense of CMO to a similar condition as would have occurred had High H2S/CO2 Gas not been compressed.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

5.3	H2S/CO2 Rate Adder. Because MidCon’s Environmental Health & Safety policies and safety practices require certain precautionary measures for High H2S/CO2 Gas and associated operations will potentially result in greater wear on the Equipment, a rate adder for High H2S Gas service will be included as delineated in Table 5.3 below. This monthly adder, calculated as a percentage of the Monthly Base Rate specified on Schedule 1, Schedule 2, or Schedule 3, as adjusted pursuant to Section 3.9, will be included in each invoice (prorated for partial month invoices) as a separate line item subject to all applicable taxes.

Table 5.3 – High H2S/CO2 Rate Adder

Compression HP Range	Percent Adder
<= **	**%
** – **	**%
** – **	**%
>= **	**%

5.4	Special H2S Safety Considerations. Per MidCon’s current Environmental Health and Safety Guidelines, the “Buddy System” and respiratory equipment will be utilized for installations where gas to be compressed contains H2S in excess of ** ppm. Additionally, any gas stream containing in excess of ** ppm H2S will require senior management approval by a MidCon executive.

5.5	Sweetening Equipment and Chemicals. Gatherers will be responsible for providing all required sweetening chemicals and associated equipment and any required sweet or inert purge gas as needed at no cost to MidCon.

5.6	Fuel Gas. Gatherer will provide suitable fuel gas as required for the operation of the gas compressor unit’s engine. If fuel gas sweetening is required to accomplish such, Gatherers must provide an appropriately sweetened fuel gas for the unit at no cost to MidCon.

6. Emissions Services. At the direction of CMO, MidCon shall (a) cause the Equipment to be maintained in a manner that permits the Equipment to be operated in compliance with all Applicable Laws, including all applicable permits relating to air emissions in effect at the time of installation, and shall perform the other emissions services as provided below, and (b) exercise commercially reasonable efforts to cause the Equipment to meet future emission regulations. Additionally, if CMO from time to time requires any other emissions services in connection with Equipment provided hereunder that are not contemplated by this Agreement, MidCon agrees to perform such services as directed by CMO at MidCon’s actual cost for parts and at their current published labor rates, which labor rates shall be no less favorable to CMO than the labor rates charged by MidCon to its Affiliates.

6.1	Included Services. As part of the services provided by MidCon for the Monthly Base Rate payments, MidCon will, at the direction of CMO, provide to Gatherers the following emission services, at no additional cost to Gatherers:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

6.1.1	operations and maintenance reports and records that are required by the air permit for the Equipment will be generated in an electronic format by MidCon and provided monthly (and supplemented from time to time);

6.1.2	if so requested by CMO, MidCon will assist Gatherers in keeping their logs of shutdowns and startups for each compressor engine that has associated venting of gas;

6.1.3	adequate notification of any events that impact an engine’s regulatory requirements, including reconstruction, modification, or overhaul;

6.1.4	all costs and expenses to cover additional emissions personnel, analyzers, equipment, related maintenance, and access to MidCon’s local emissions training program; and

6.1.5	sampling locations and stack heights adequate for emissions testing requirements; and

6.1.6	other emissions services reasonably requested by CMO.

6.2	Additional Costs and Services. For all Equipment that is subject to a Full-Rate Billing Fee and that (i) requires emission control equipment or (ii) is located on a site in a “non-attainment” area under Applicable Laws, MidCon will provide to CMO the following emission services, as directed by CMO, at a monthly fee of **% of the applicable Monthly Base Rate specified on Schedule 1, Schedule 2, or Schedule 3, as adjusted pursuant to Section 3.9 for such Equipment (the “ACS Fee”):

6.2.1	periodic (but no less frequently than quarterly) portable analyzer emission testing will be provided by MidCon following the approved protocol of Gatherers and completed as required by Applicable Laws or the applicable air permit and the test report will be provided to CMO within 14 days following the test;

6.2.2	purchasing of all catalyst elements and catalyst installation, maintenance, cleaning, and replacement; and

6.2.3	all maintenance to the engine’s emission controls and hardware required for air permit compliance (in effect at the time of unit installation), including performing necessary tests to confirm the engine is meeting emissions standards.

All parts and labor required or necessary to perform the services above shall, if so requested by CMO, be provided by MidCon at MidCon’s expense, except that CMO will reimburse MidCon for parts and labor required to repair damage caused by the gross negligence of the Gatherers.

6.3	Testing Notice. CMO will provide Notice to MidCon of any scheduled “EPA

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Method” emission testing for any Equipment no less than 14 days prior to the test date or soon as practicable after a Gatherer receives notice of such test. If the test is cancelled due to a mechanical failure of the Equipment, MidCon will provide Notice at least 2 days prior to the date of such cancelled test (unless mechanical failure of the Equipment requires a shorter notification period).

6.4	Coordination. MidCon and CMO shall jointly coordinate the performance of the emissions services hereunder with all applicable Governmental Authorities having jurisdiction.

6.5	Termination. CMO, at its option and from time to time, may terminate the performance of all or any part of the emissions services provided hereunder by providing Notice to MidCon not less than 6 months prior to the termination date.

7. Billing and Payment.

7.1	Invoices. MidCon shall invoice CMO by the 15th day of the month for amounts due hereunder for Equipment in operation in the prior month and provide to CMO a statement setting forth (i) the Equipment in operation hereunder in such month and (ii) all amounts due by CMO hereunder. MidCon’s invoices shall include information reasonably sufficient to explain and support the charges reflected therein. CMO shall remit or cause the Gatherers to remit to MidCon the amount due, by wire transfer, no later than 30 days from the date of receipt of MidCon’s invoice. If such due date is not a business day, payment is due on the next business day following such date.

7.2	Disputes. If CMO, for itself or on behalf of any Gatherer, in good faith, disputes the amount of any invoice or any part thereof, CMO will pay MidCon such amount, if any, that is not in dispute and shall provide MidCon Notice of the disputed amount accompanied by supporting documentation acceptable in industry practice to support the disputed amount. If the Parties are unable to resolve such dispute, either Party may pursue any remedy available at law or in equity to enforce its rights under this Agreement.

7.3	Late Payments. If CMO fails to pay the amount of any invoice rendered by MidCon hereunder when such amount is due, interest thereon shall accrue from, but excluding, the due date to, and including, the date payment thereof is actually made at the lesser of the Prime Rate plus 2%, computed on an annualized basis and compounded monthly, or the maximum rate of interest permitted by Applicable Law. “Prime Rate” means the prime rate on corporate loans at large U.S. money center commercial banks as set forth in The Wall Street Journal “Money Rates” table under the Heading “Prime Rate,” or any successor thereto, on the first date of publication for the month in which payment is due.

7.4

Audit Rights. Each of MidCon and CMO or its or their designated representatives shall have the right, at its own expense, upon reasonable Notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

books, records (including electronic measurement data, meter charts or records and other similar information supporting relevant calculations), and telephone recordings of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under this Agreement. This right to examine, audit, and to obtain copies shall not be available with respect to information not directly relevant to transactions under this Agreement. All invoices and billings shall be conclusively presumed final and accurate and all associated claims for underpayments or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and/or documentation, within two years after the last day of the month covered by such invoice or billing. Any retroactive adjustment made in response to information furnished under an audit shall be paid in full by the party owing payment within 30 Days of Notice and substantiation of such inaccuracy.

8. Taxes. CMO agrees to prepare and file any tax and other similar returns required to be filed with respect to taxes or charges (including any interest and penalties) now or hereafter imposed by any Governmental Authority on the operation or use of the Equipment, other than all property, sales and use tax returns relating to the Equipment which shall (except as otherwise required by law) be prepared and filed by MidCon. Upon receipt of Notice from MidCon, CMO will provide or cause Gatherers to provide copies of any applicable tax returns prepared and filed by CMO to MidCon. Except as provided in the final sentence of this Section 8, CMO shall, within 5 business days (absent objection, as provided below), reimburse MidCon for the tax liability arising from, as well as any and all costs related to the preparation of, all tax returns that have been prepared and filed by MidCon. MidCon will timely, but in no event later than 5 business days prior to the due date for such tax returns, provide copies of such tax returns to CMO for its review and consent (such consent not to be unreasonably withheld or delayed). The consent of CMO shall be deemed granted unless CMO has provided to MidCon, in writing prior to the due date for such tax returns, one or more objections to such tax returns as prepared by MidCon. The Parties agree that the fees payable pursuant to Section 3.1 shall be adjusted to reflect (without duplication) property, excise and other taxes or charges (including any interest and penalties) now or hereafter imposed by any Governmental Authority on the operation or use of the Equipment.

9. Delivery, Inspection, and Acceptance. For Equipment held by MidCon for CMO that is RTS, MidCon shall ship such Equipment to Gatherer’s site by no later than 14 days after the date on which the Equipment was requested by CMO. No later than 7 days after delivery of the Equipment to Gatherer’s site, CMO shall cause Gatherer to inspect the Equipment. Unless CMO provides Notice to MidCon within such 7-day period of any defects or deficiencies in such Equipment, Gatherer shall be presumed to have accepted the Equipment in its then present condition. If within such 7-day period, CMO provides Notice to MidCon of the unacceptability of the Equipment, MidCon shall correct such defects as soon as commercially practicable but no later than 14 days after the date of CMO’s Notice or MidCon will retrieve and remove the Equipment by such date, at its cost, and CMO shall have no payment obligations hereunder with respect to such Equipment. Upon delivery of any Equipment, Gatherer shall thereupon assume the care, operation, supervision, and control of the Equipment for operation pursuant to the terms of this Agreement. Any acceptance by Gatherer of any Equipment shall not relieve MidCon of its obligations hereunder in respect of such Equipment.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

10. Installation. CMO agrees to bear all costs of installing and connecting the Equipment upon delivery by MidCon to Gatherers’ site and disconnecting the Equipment prior to its return to MidCon. All out-of-pocket, third party costs of transporting the Equipment from MidCon’s yard to Gatherers’ site and of transporting the Equipment from such site back to MidCon’s yard will be at the expense of CMO, including all crane expenses. As part of such installation, MidCon will assist Gatherers in identifying and obtaining service for the appropriate utilities for the Equipment, but CMO shall be responsible for causing the installation of such utilities.

11. Performance Guarantees.

11.1	Run Time Guarantee. MidCon guarantees that the Equipment will be mechanically available for operation by Gatherers no less than **% of time in each month, excluding the time required for preventive maintenance and overhauls performed in accordance with prudent industry practices.

11.2	Throughput Guarantee. MidCon guarantees that the volumes of Gas capable of being compressed by the Equipment shall be not less than **% of the Equipment manufacturer’s most recent specifications and sizing program. If specific site conditions not within MidCon’s control, including extreme ambient site temperatures, reduce the Equipment’s ability to produce its full manufacturer’s rated horsepower, this reduction in available horsepower will be factored into the throughput calculations in the manufacturer’s sizing program.

11.3	Damages. If the Equipment fails to meet the run time guarantee in Section 11.1 above or the throughput guarantee in Section 11.2 above in a month, then the monthly payment for such Equipment shall be equal to the product of (i) the lesser of (x) the actual run time percentage for such month divided by **% or (y) the actual throughput percentage for such month divided by **% and (ii) the Monthly Base Rate for such Equipment. If (x) any Equipment is mechanically available for operation by a Gatherer less than **% of time, excluding preventive maintenance and overhauls performed in accordance with prudent industry practices or (y) the volumes of Gas capable of being compressed by any Equipment are less than **% of the Equipment manufacturer’s most recent specifications and sizing program, considering specific site conditions as provided above, in either case, for more than two consecutive months, CMO shall provide Notice to MidCon. If MidCon does not satisfactorily demonstrate to CMO within 5 days of such Notice that MidCon has taken remedial action to cause such Equipment to operate at or near the guaranteed performance levels in Section 11.1 and Section 11.2 above, then CMO may terminate the contract hereunder as to such Equipment and MidCon shall promptly remove and replace such Equipment, at MidCon’s cost.

12. Operation of the Equipment. CMO agrees to operate or cause the Gatherers to operate the Equipment only in the ordinary course of business for the compression of gas in accordance with the specifications of the manufacturer of the Equipment. At MidCon’s request, CMO shall cause Gatherers to submit to MidCon monthly operating reports for the Equipment. MidCon represents to CMO that the Equipment will operate in accordance with the manufacturer’s design and performance specifications. Without limiting MidCon’s obligations hereunder, CMO will be responsible for loss of or damage to the Equipment after delivery to Gatherers’ site and before redelivery of the Equipment to the transporter to return the Equipment to MidCon.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

13. Maintenance.

13.1	Repair and Replacement. Subject to the terms of this Section 13, MidCon agrees to maintain the Equipment, under the direction of CMO, in accordance with prudent industry standards for such Equipment and in a manner that causes the Equipment to meet the performance guarantees above and to operate in accordance with Applicable Laws, and otherwise keeps the Equipment in good working order and condition. MidCon shall perform all requested maintenance work and repairs, and make all replacements, necessary to cause the Equipment to perform in accordance with such standards (including providing, at MidCon’s expense, all replacement parts and equipment) no later than 5 days after CMO provides Notice to MidCon that the Equipment is not performing in accordance with such standards. Such maintenance and repair work includes installing, maintaining, repairing, and replacing all on-skid pollution control equipment required by Applicable Law for such Equipment, in each case subject to commercially reasonable scheduling by CMO, discussions between CMO and MidCon as to the means to perform such maintenance and repair work and ultimately under the direction of CMO. Notwithstanding any provision herein to the contrary, in no event shall CMO prevent MidCon from fulfilling its obligations under this Agreement.

13.2	Overhauls. Notice will be provided by MidCon to CMO no less than 30 days prior to any scheduled engine overhaul or replacement, provided, however, that, so long as MidCon is not prevented from fulfilling its obligations under this Agreement, (i) CMO may request an alternate time for such overhaul, (ii) in cases of unscheduled (catastrophic or major) failures of Equipment, Notice will be given as soon as possible by CMO and (iii) any such overhaul or replacement shall be performed under the direction of CMO.

13.3	Gatherers’ Obligations. To facilitate the maintenance of the equipment by MidCon under the direction of CMO as provided hereunder, CMO shall:

13.3.1	provide MidCon with reasonable access to the Equipment to perform its duties hereunder;

13.3.2	provide an inlet separator for the Equipment to remove solids (such as sand, welding slag, or salt) and all entrained liquids from the gas stream; provided that MidCon will provide the on-skid scrubbers if so requested by CMO;

13.3.3	start and stop the Equipment as necessary from time to time by qualified operators;

13.3.4	fill and top oil and coolant reservoirs in the Equipment as needed;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

13.3.5	report leaks of oil or coolant from the Equipment to MidCon as soon as practicable;

13.3.6	furnish free use of suitable, sweet, liquid-free natural gas fuel (with a BTU content within OEM specifications) for engine use; and

13.3.7	notify MidCon as soon as practicable of any Equipment breakdown or malfunction.

13.3.8	in accordance with a mutually agreeable foundation design standard, construct and maintain a suitable foundation for Equipment so that each skid beam stays in contact with foundation material throughout the entire length and width of the skid.

13.4	Remedies. If MidCon fails to maintain and repair any Equipment in accordance with MidCon’s express obligations above, CMO may, at its election and upon 3 days’ Notice from CMO to MidCon, maintain and repair, or engage a third party to maintain and repair, such Equipment. MidCon shall promptly reimburse CMO for, or CMO may deduct from amounts owed by it hereunder, all costs and expenses incurred by CMO or the affected Gatherer to perform, or to cause to be performed, such maintenance and repair of such Equipment. The time that the Equipment is unavailable for operation during such maintenance or repairs by CMO will count against run time for purposes of Section 11.

14. Inspection. MidCon and CMO shall jointly coordinate such that MidCon has the right at all reasonable times to enter upon the premises where the Equipment may be located for the purpose of inspection or observation of operation by Gatherers.

15. Title; Personal Property; Encumbrances; Location. CMO covenants that the ownership of the Equipment is and shall at all times remain in MidCon or MidCon’s lessors. The Equipment shall remain personal property and never attach to or become a fixture or otherwise affixed to any realty. The Equipment shall be installed and used at the location specified in the Schedule pertaining thereto and it shall not be removed therefrom without MidCon’s consent. CMO has no right to and will not sell, mortgage, assign, transfer, lease, sublet, loan, part with possession, or encumber the Equipment or permit any liens or encumbrances or charges to attach or become effective thereon or permit or attempt to do any of such acts. CMO agrees, at its sole own expense, to take such action or cause Gatherers to take such action as may be necessary to remove any such encumbrance, lien, or charge and to prevent any third party from acquiring any other interest in any Equipment (including by reason of such Equipment being deemed to be a fixture or a part of any realty). If CMO fails to do so within a reasonable period of time after receipt of demand from MidCon, MidCon shall have the right to pay or otherwise settle such lien, encumbrance, or charge and recover reimbursement of such amount from Gatherers. The Gatherers will not alter or remove any insignia, serial number or other lettering of the Equipment.

16. Licenses, Permits, and Compliance. CMO, at its sole expense, shall: (a) comply with all Applicable Laws relating to the installation or operation of the Equipment, or environmental

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

requirements associated therewith (including air emission, noise and environmental discharges); and (b) obtain and maintain throughout the term or any extension thereof any and all licenses or permits necessary or appropriate to operate and maintain the Equipment.

17. Waste Disposal. Gatherers shall bear responsibility for disposing all liquids, solids, and hazardous wastes discharged by the Equipment while in a Gatherers’ possession in accordance with all Applicable Laws, except spent engine oil, coolants and filters. For all Equipment that is subject to the Full-Rate Billing Fee, MidCon will provide waste oil and filter disposal, grease, rags and other related supplies at a monthly fee of **% of the applicable Monthly Base Rate for such Equipment (to appear on invoices as the “Environmental Fee”).

18. Term. Unless terminated sooner as provided below, the term of this Agreement shall commence on the Effective Date and continue in effect through the close of the last day of the month following the release and removal from Gatherers’ sites of all Equipment subject to this Agreement.

19. Termination. This Agreement may be terminated as follows:

19.1	by MidCon with respect to CMO if (A) CMO fails to perform any of its material obligations under this Agreement and (B) such failure is not (x) excused by a Force Majeure Event or (y) cured by CMO within 60 Days after Notice thereof by MidCon to CMO; or

19.2	by CMO with respect to MidCon if (A) MidCon fails to perform any of its material obligations under this Agreement and (B) such failure is not (x) excused by a Force Majeure Event or (y) cured by MidCon within 60 Days after Notice thereof by the affected Gatherer to MidCon; or

19.3	by MidCon with respect to CMO if CMO fails to pay any undisputed amount when due under this Agreement if such failure is not remedied within 15 Business Days after Notice of such failure is given by MidCon to CMO; or

19.4	by either Party by Notice to the other Party if the other Party (1) makes an assignment or any general arrangement for the benefit of creditors, (2) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against them, or (3) otherwise becomes bankrupt or insolvent (however evidenced).

If MidCon terminates this Agreement as permitted above and removes the Equipment from Gatherers’ locations, then CMO shall be responsible for all claims asserted against MidCon by a party or parties from which Gatherers receive gas and arising out of such removal of Equipment.

20. Insurance Coverage.

20.1

Coverage. CMO shall, at CMO’s expense, maintain, with an insurance company or companies authorized to do business in the state where the Equipment is located, the following insurance: 1) comprehensive or commercial general

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

liability insurance, on an “occurrence” or claims made form, including operations of independent contractors and contractual liability with a combined single limit for bodily injury, personal injury, and property damage liability in an amount of $1 million per occurrence and $2 million aggregate; 2) All Risk Property insurance including but not limited to Machinery Breakdown insurance with respect to the Equipment, covering the replacement cost value of the Equipment and naming MidCon as a Loss Payee. The amount of insurance required in this Section 20.1 shall be subject to Section 20.5 below and may be satisfied by the purchase of separate primary and umbrella (or excess) liability policies which when combined together provide the total limits of insurance specified.

20.2	Waiver. CMO shall obtain from its insurers a waiver of subrogation against MidCon in all of the insurance policies required in this Section 20, and all other insurance carried by CMO protecting against loss of or damage to Gatherers’ and MidCon’s property and equipment, but only to the extent of the liabilities assumed by CMO hereunder, subject to Section 20.5 below.

20.3	No Change. All such insurance, subject to Section 20.5 below, shall be carried in a company or companies reasonably acceptable to MidCon (which approval shall not be unreasonably withheld) and shall be maintained in full force and effect during the term of this Agreement, and shall not be canceled by CMO without 30 days’ prior Notice having first been furnished MidCon. MidCon shall be named an additional insured on all of CMO’s required insurance, but only to the extent of the liabilities assumed by CMO hereunder. To the extent of CMO’s liability hereunder, (i) all of CMO’s required insurance shall be primary to any insurance of MidCon that may apply to such occurrence, accident, or claim and (ii) no “other insurance” provision shall be applicable to MidCon and its Affiliates by virtue of having been named an additional insured or loss payee under any policy of insurance.

20.4	Certificate. Certificates of insurance acceptable to MidCon evidencing the coverage required by Gatherers shall be provided by CMO to MidCon prior to commencement of performance of services or the delivery of Equipment under this Agreement.

20.5	Self-Insurance. Subject to MidCon’s approval, CMO may self-insure any of the risks for which coverage is required herein.

21. Indemnities.

21.1

GATHERERS’ INDEMNITY. CMO AGREES TO PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS MIDCON, AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND INVITEES, FROM AND AGAINST ALL CLAIMS, DEMANDS, LOSSES, AND CAUSES OF ACTION (OF EVERY KIND AND CHARACTER AND WITHOUT LIMIT AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF) (COLLECTIVELY “CLAIMS”) THAT (I) ARISE OUT OF THE ACTIVITIES CONTEMPLATED

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

UNDER THIS AGREEMENT AND (II) ARE ASSERTED BY GATHERERS, GATHERERS’ CONTRACTORS OR SUB-CONTRACTORS, OR ANY OF THEIR EMPLOYEES OR INVITEES ON ACCOUNT OF BODILY INJURY, DEATH, OR DAMAGE TO PROPERTY, EVEN IF CAUSED BY THE NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF MIDCON OR ITS OFFICERS, DIRECTORS, OR CONTRACTORS OR THEIR EMPLOYEES OR INVITEES.

21.2	MIDCON’S INDEMNITY. MIDCON AGREES TO PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS GATHERERS, AND THEIR OFFICERS, DIRECTORS, AND EMPLOYEES AND INVITEES, FROM AND AGAINST ALL CLAIMS THAT (I) ARISE OUT OF THE ACTIVITIES CONTEMPLATED UNDER THIS AGREEMENT AND (II) ARE ASSERTED BY MIDCON, MIDCON’S AFFILIATES, CONTRACTORS, OR SUB-CONTRACTORS, OR ANY OF THEIR EMPLOYEES OR INVITEES ON ACCOUNT OF BODILY INJURY, DEATH, OR DAMAGE TO PROPERTY, EVEN IF CAUSED BY THE NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF GATHERERS OR THEIR OFFICERS, DIRECTORS, OR CONTRACTORS OR THEIR EMPLOYEES OR INVITEES.

21.3	CMO THIRD PARTY INDEMNITY. CMO AGREES TO PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS MIDCON, ITS OFFICERS, DIRECTORS, EMPLOYEES, OR ITS INVITEES FROM AND AGAINST ALL CLAIMS (I) CAUSED BY THE ACTS OR OMISSIONS OF GATHERERS AND (II) ARISING IN FAVOR OF THIRD PARTIES OR PERSONS NOT EMPLOYED OR CONTRACTED BY GATHERERS OR MIDCON ON ACCOUNT OF BODILY INJURY, DEATH, OR DAMAGE TO PROPERTY.

21.4	MIDCON’S THIRD PARTY INDEMNITY. MIDCON AGREES TO PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS GATHERERS, THEIR OFFICERS, DIRECTORS, EMPLOYEES, OR THEIR INVITEES FROM AND AGAINST ALL CLAIMS (I) CAUSED BY THE ACTS OR OMISSIONS OF MIDCON AND (II) ARISING IN FAVOR OF THIRD PARTIES OR PERSONS NOT EMPLOYED OR CONTRACTED BY GATHERERS OR MIDCON ON ACCOUNT OF BODILY INJURY, DEATH, OR DAMAGE TO PROPERTY.

21.5	Indemnity Procedures. Each Party shall notify the other Party immediately of any claim, demand, or suit that may be presented to or served upon it by any person arising out of or as a result of work performed pursuant hereto, affording such other Party full opportunity to assume the defense of such claim, demand, or suit and to protect itself under the obligations of this Section 21. Each Party covenants and agrees to support its obligations hereunder by available liability insurance coverage as set forth in Section 20 above. If this Agreement is subject to the indemnity limitations of any Applicable Law then it is agreed that the above obligations to indemnify are limited to the extent allowed by Applicable Law.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

21.5.1	If this Agreement is subject to the indemnity limitations of Chapter 127 of the Texas Civil Practices and Remedies Code, and so long as such limitations are in force, then the Parties agree that the above obligations to indemnify are limited to the extent allowed by Applicable Law, and each Party covenants and agrees to support this indemnity agreement by liability insurance coverage, with limits of insurance required of each Party equal to those specifically set forth in Section 20 above. If this Agreement is subject to any other applicable state indemnity limitation, it is agreed that the above obligations to indemnify are limited to the extent allowed by Applicable Law.

21.5.2	If this Agreement is subject to the indemnity limitations in New Mexico Statutes, Sec. 5672, and so long as that act is in force, Section 21 herein shall not be applicable to the services performed in the State of New Mexico. In lieu thereof, each Party agrees to defend, indemnify, save and hold the other party harmless from and against all claims and causes of action to the extent such arise out of the indemnifying party’s negligence, gross negligence, strict liability or breach of contract.

21.6	Monetary Limits. If the monetary limits of insurance required hereunder or of the indemnity voluntarily assumed under this Section 21 which will be supported either by equal liability insurance or voluntarily self-insured, in part or whole, exceeds the maximum limits permitted under Applicable Law, the Parties agree such insurance requirements or indemnity shall automatically be amended to conform to the maximum monetary limits permitted under such Applicable Law.

21.7	Costs of Suit. Claims indemnified under this Section 21 shall include, but not be limited to, all expenses of litigation, court costs, and attorney fees that may be incurred by or assessed against the Party being indemnified.

22. Force Majeure. If a Party is rendered unable, wholly or in part, by reason of a Force Majeure Event to perform its obligations under this Agreement, other than CMO’s obligations to make payments when due hereunder, then such Party’s obligations shall be suspended to the extent affected by the Force Majeure Event. The Party whose performance is affected by a Force Majeure Event must provide Notice to the other Party. Initial Notice may be given orally, but Notice with reasonably full particulars of the Force Majeure Event is required as soon as reasonably possible after the occurrence of the Force Majeure Event. The Party affected by a Force Majeure Event shall use reasonable commercial efforts to (i) remedy and (ii) mitigate the effects of the Force Majeure Event.

23. Assignment and Binding Effect. Neither Party shall assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns. Notwithstanding the foregoing, each Party may assign its rights under this Agreement to an Affiliate of such Party without the consent of the other Party and each Party may pledge this Agreement (or pledge any of its rights under this Agreement

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

including the right to receive payments due hereunder) to secure any credit facility or indebtedness of such Party or its Affiliates without the consent of the other Party and may assign any of its rights, or delegate any of its obligations, under this Agreement to one or more of its Affiliates without the consent of the other Party; provided, no such assignment or pledge shall relieve the assignor Party from any of its obligations hereunder.

24. WARRANTIES. EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT OR IN THE SCHEDULES, MIDCON MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION.

25. No Conditional Sale. The Parties intend that this Agreement create only contractual rights between the Parties and not a lease or conditional sale of the Equipment. To provide solely for the unlikely event that a court might nevertheless consider this Agreement to constitute be a conditional sale, CMO hereby grants to MidCon a purchase money security interest in all of CMO’s rights in and to the Equipment to secure payment of the sales price of the Equipment as determined by such court, and, with respect to the Equipment furnished to it, CMO further grants to MidCon all rights given to a secured party under the Uniform Commercial Code in addition to its other rights hereunder. Further, although the Parties have agreed the Equipment shall never be deemed to be a fixture and attached to any realty, to provide solely for the unlikely event that a court might also consider the Equipment to be a fixture, the Parties agree for the purpose of complying with the legal requirements for a financing statement that collateral is or includes fixtures and the Equipment is affixed or is to be affixed to the lands described in the applicable Schedule.

26. Notices.

26.1	Form of Notice. All notices, invoices, payments, and other communications made under this Agreement (“Notice”) shall be in writing and sent to the addresses shown below.

Gatherers:	Chesapeake Midstream Operating, L.L.C.
900 N.W. 63rd Street
Oklahoma City, Oklahoma 73118
Attention: Walt Bennett
Fax: (405) 849-3686

With a copy to :
Chesapeake Midstream Operating, L.L.C.
900 N.W. 63rd Street
Oklahoma City, Oklahoma 73118
Attention: Dave Grumieaux
Fax : (405) 849-8592
Email : dave.grumieaux@chk.com

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

MidCon:	MidCon Compression, L.L.C.
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
Attention: Nick Dell’Osso
Fax: (405) 849-6125

With a Copy to:
MidCon Compression, L.L.C.
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
Attention: Terri Mosher
Fax: (405) 378-8439
Email: terri.mosher@chk.com

26.2	Method. All Notices may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail, or hand delivered.

26.3	Delivery. Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending Party’s receipt of its facsimile machine’s confirmation of successful transmission. If the Day on which such facsimile is received is not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving Party. Notice by first class mail shall be considered delivered five Business Days after mailing.

26.4	Compression Commitment Documents. Any Notice covered by a CCD will be deemed given when sent by email to the email addresses listed in Section 26.1 above.

27. Dispute Resolution.

27.1

Negotiation. The Parties shall attempt in good faith to resolve any Contract Dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the Contract Dispute and who are at a higher level of management than the Persons with direct responsibility for administration of this Agreement. Any Party may give the other Parties Notice of any dispute not resolved in the normal course of business (the “Negotiation Notice”). Within 7 days after the delivery of the Negotiation Notice, the receiving Party shall submit to the other Parties a written response. The Negotiation Notice and response shall include (i) a statement of that Party’s position and a summary of arguments supporting that position and (ii) the name and title of the executive who will represent that Party and of any other Person who will accompany the

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

executive. Within 14 days after the delivery of the initial notice, the executives of the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute.

27.2	Litigation. If any Contract Dispute is not settled within 60 Days after delivery of the Negotiation Notice, the Parties shall be free to resolve such Contract Dispute through litigation subject to the terms hereof.

28. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma without regard to the principles of conflicts of law (whether of the State of Oklahoma or otherwise) that would result in the application of the laws of any other jurisdiction.

29. CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES DISTRICT COURT LOCATED IN OKLAHOMA CITY, OKLAHOMA OR OKLAHOMA COUNTY DISTRICT COURT LOCATED IN OKLAHOMA CITY, OKLAHOMA AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. SERVICE OF PROCESS MAY BE EFFECTED BY CERTIFIED MAIL TO THE RESPECTIVE PARTY AT THE ADDRESS PROVIDED FOR NOTICE HEREIN. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

30. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

31. Specific Performance. The Parties acknowledge and agree (i) that each Party would be irreparably harmed by a breach by the other Party of any of their obligations under this Agreement and (ii) that there would be no adequate remedy at law or damages to compensate the non-breaching Party for any such breach. The Parties agree that the non-breaching Party shall be entitled to injunctive relief requiring specific performance by the breaching Party of its obligations under this Agreement, and the Parties hereby consent and agree to the entry of such injunctive relief.

32. Enforceability. If any provision in this Agreement is determined to be invalid, void, or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Agreement.

33. No Waiver. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

34. Rules of Construction. In construing this Agreement, the following principles shall be followed:

34.1	no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

34.2	examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

34.3	the word “includes” and its syntactical variants mean “includes, but is not limited to” and corresponding syntactical variant expressions;

34.4	a defined term has its defined meaning throughout this Agreement, regardless of whether it appears before or after the place in this Agreement where it is defined;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

34.5	unless otherwise specified, the plural shall be deemed to include the singular, and vice versa; and

34.6	each gender shall be deemed to include the other genders.

35. Prior Agreements. This Agreement supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby or in the documents for any other transaction, whether oral or written, including the Gas Compressor Master Rental and Servicing Agreement dated as of January 1, 2011.

36. CMO Authority as Agent for the Gatherers. CMO hereby represents and warrants to MidCon that (i) CMO has been duly authorized by each of the Gatherers to act as the agent of each Gatherer for purposes of entering into this Agreement, and (ii) the execution and delivery of this Agreement by CMO is binding and effective as to each Gatherer as if such Gatherer had itself executed and delivered a copy of this Agreement.

37. Headings. The headings and subheadings contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement between the Parties and shall not be used to construe or interpret the provisions of this Agreement.

38. Financing Statements. CMO will, if requested by MidCon, join with MidCon in executing one or more financing statements, as may be desired by MidCon, in a form reasonably satisfactory to MidCon.

39. Conflicts. In case of conflict between provisions found in this Agreement and those listed in the Schedules attached hereto, the provisions on the attached Schedules shall prevail.

[Signature Pages Follow]

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, the Parties have executed this Agreement as of September 1, 2012 (the “Execution Date”).

MidCon:

MIDCON COMPRESSION, L.L.C.

By:	/s/ Al Lavenue
Name:	Al Lavenue
Title:	President

SIGNATURE PAGE

COMPRESSION AGREEMENT

(CMO-1)

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, the Parties have executed this Agreement as of September 1, 2012 (the “Execution Date”).

CMO:

CHESAPEAKE MIDSTREAM OPERATING, L.L.C.

By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	Chief Executive Officer

SIGNATURE PAGE

COMPRESSION AGREEMENT

(CMO-1)

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 1

See Attached.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 1 (CMO-1)

MidCon Compression, LLC (“CHK Compression”) and Chesapeake Midstream Operating, LLC

MidCon Units Leased to Chesapeake Midstream Operating, LLC

Unit Number	Midcon Region	Customer Name	Location	County	State	Engine	HP	Compressor	Cylinders	Stages	Monthly Base Rate Through 9/30/12	Monthly Base Rate Through 9/30/13	Monthly Base Rate Through 9/30/14	Monthly Base Rate Through 9/30/15	Monthly Base Rate Through 9/30/16	Monthly Base Rate Through 9/30/17	Monthly Base Rate Through 9/30/18	ACS Fee	Billing Status	Contract Start Date	Contract End Date

**	Two (2) pages omitted pursuant to confidential treatment request.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 2

See Attached.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 2 (CMO-1)

MidCon Compression, LLC (“CHK Compression”) and Chesapeake Midstream Operating, LLC

MidCon Units that are Currently in Fabrication for Chesapeake Midstream Operating, LLC

Unit Number	Status	Location	Engine	HP	Compressor	Cylinders	Stages	RTS Date	Contract Term (years)	Monthly Base Rate Through 9/30/12		Monthly Base Rate Through 9/30/13		Monthly Base Rate Through 9/30/14		Monthly Base Rate Through 9/30/15		Monthly Base Rate Through 9/30/16		Monthly Base Rate Through 9/30/17		Monthly Base Rate Through 9/30/18
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	**	**	**	**	**	**	**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**

For the avoidance of doubt, Gatherer has ordered all of the Equipment on Schedule 2 but the Contract Start Date will not commence until the first of the month following the RTS date.

Equipment is billed at the Pre-Startup Billing Fee equal to **% of the Monthly Base Rate until the unit commences operation.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 3

See Attached

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 3 (CMO-1)

MidCon Compression, LLC (“CHK Compression”) and Chesapeake Midstream Operating, LLC

Rate Schedule for all Units Effective 10/1/2010 through 9/30/2018

		Year 1						Year 2						Year 3						Year 4						Year 5						Year 6						Year 7						Year 8
BASE RENTAL RATES		10/1/10 - 9/30/11						10/1/11 - 9/30/12						10/1/12 - 9/30/13						10/1/13 - 9/30/14						10/1/14 - 9/30/15						10/1/15 - 9/30/16						10/1/16 - 9/30/17						10/1/17 - 9/30/18
CHP RANGE	DRIVER	1 & 2- STG		3-STG		4-STG		1 & 2- STG		3-STG		4-STG		1 & 2- STG		3-STG		4-STG		1 & 2- STG		3-STG		4-STG		1 & 2- STG		3-STG		4-STG		1 & 2- STG		3-STG		4-STG		1 & 2- STG		3-STG		4-STG		1 & 2- STG		3-STG		4-STG
**	**	$	**		**		**	$	**		**		**	$	**		**		**	$	**		**		**	$	**		**		**	$	**		**		**	$	**		**		**	$	**		**		**
**	**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**
**	**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**
**	**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**
**	**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**
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**	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**		**	$	**	$	**
**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**
**	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**	$	**

The drivers listed below, when mounted on a trailer, will have the following Year 1 Monthly Base Rate, regardless of compression stage, subject to the annual escalation rates in subsequent years, as documented in the Agreement.

a)	**
b)	**
c)	**

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 4

See Attached.

Schedule 4 (CMO-1)

MidCon Compression, LLC and Chesapeake Midstream Operating, LLC

Gathering Systems Defining the Area of Exclusivity

Gathering System	Notes		State
CONVERSE GGS			Louisiana
FOOTBALL GGS			Louisiana
MANSFIELD GGS			Louisiana
CATARINA RICH GGS			Texas
DILLEY RICH GGS			Texas
DOS HERMANOS RICH GGS			Texas
FAITH RICH GGS			Texas
FOX CREEK RICH GGS			Texas
FRIO RICH GGS			Texas
JAVELINA RICH GGS			Texas
LEONA RICH GGS			Texas
NOPAL LEAN GGS			Texas
NOPAL RICH GGS			Texas
SABINE GGS			Texas
TEDS RICH GGS			Texas
WHITETAIL GGS			Texas
JACKALOPE GGS			Wyoming
SAGE CREEK GGS			Wyoming
BURT SHARPE GGS	*	*	Arkansas
SOUTH AETNA GGS	*	*	Arkansas
FALL CREEK GGS	*	*	Kansas
BURLINGTON GGS	*	*	Kansas/Oklahoma
WALDRON GGS	*	*	Kansas/Oklahoma
AVARD GGS	*	*	Oklahoma
CHRYSTAL RICHMOND GGS	*	*	Oklahoma
CLARK GGS	*	*	Oklahoma
CONGO CREEK GGS	*	*	Oklahoma
DOG CREEK GGS (Twister)	*	*	Oklahoma
INDIAN CORN GGS	*	*	Oklahoma
LAMBERT GGS	*	*	Oklahoma
ROSE VALLEY PLANT	*	*	Oklahoma
SCOUT GGS	*	*	Oklahoma
BRISCOE GGS	*	*	Texas
BUFFALO CREEK GGS	*	*	Texas
BUFFALO CREEK PLANT	*	*	Texas
DELAWARE BASIN OGS	*	*	Texas
STUMP GGS	*	*	Texas
APPLE DRAW GGS	*	*	New Mexico
POKER LAKE GGS	*	*	New Mexico
WEIR WOLF MT GGS	*	*	New Mexico
CROW FLATS GGS	*	*	New Mexico

Notes: **